As filed with the Securities and Exchange Commission on October 4, 2005


                            Registration No. 0-19409
                   __________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                   __________________________________________

                                   FORM S-3/A
                             Registration Statement
                                    Under the
                             Securities Act of 1933
                    _________________________________________

                               SYNERGY BRANDS INC.
             (Exact Name of Registrant as Specified in its Charter)

       Delaware                                        22-2993066
(State or Other Jurisdiction                      (I.R.S. Employer
of Incorporation or                               Identification Number)
Organization)



                             1175 Walt Whitman Road
                               Melville, NY 11747
                                  516-714-8200
                   (Address, Including Zip Code, and Telephone
                   Number, Including Area Code of Registrant's
                          Principal Executive Offices)

                                Mair Faibish, CEO
                               Synergy Brands Inc.
                             1175 Walt Whitman Road
                               Melville, NY 11747
                                  516-714-8200
                     (Name, Address, Including Zip Code, and
                    Telephone Number, Including Area Code of
                               Agent for Service)


                                    Copy to:

                             Randall J. Perry, Esq.
                                 44 Union Avenue
                              Rutherford, NJ 07070

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:[]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest-reinvestment plans, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective Registration Statement for the same offering: [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                        CALCULATION OF REGISTRATION FEE


                                      Proposed       Proposed
                                      Maximum        Maximum          Proposed
Title of each class                   Amount         Offering         Aggregate      Amount of
of Securities to be                   to be          Price            Offering       Registration
Registered                            Registered (1) Per Share (2)    Price(2)       Fee
--------------------                  ----------     ----------       ----------     ----------
Common Stock, $.001
par value per share,                  475,000         2.10              997,500        302.64
of Selling Securityholder (3)(4)



                                                                        Total           302.64
                                                                                     ----------

(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends, re-capitalizations or similar transactions, or contractual anti-dilution provisions.

(2) Estimated solely for the purpose of calculating the registration fee. Based upon the average of the high and low prices ($2.10) on June 24, 2005 of the common stock as reported on NASDAQ Small Cap Market pursuant to Rule 457
     (c).

(3) Common Stock that could be issued by Synergy upon conversion of a 2 Convertible Term Notes issued to Selling Securityholder and for exercise of Warrants issued to Selling Securityholder which Note and Warrants were issued in connection with a private placement by the Registrant.

(4) An undetermined number of securities are being registered pursuant to Rule 416 under the Securities Act to cover any adjustment in the number of shares issuable as a result of anti-dilution provisions as may be applicable to the Warrants and the Note and any conversion of interest payments which shall become due under the Note.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall therefore become effective in accordance with Section 8(a) of this Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


Subject to completion, dated  October  , 2005.

                               SYNERGY BRANDS INC.

Cross-Reference  Sheet Showing Location in Prospectus of Information Required by
Part I of Form S-3 Pursuant to Item 501(b) of Regulation S-K

1. Forepart of the Registration Statement
   and Outside Front Cover Page of   Prospectus........Outside front cover
                                                       page of  Prospectus

2. Inside Front and Outside Back Cover
   Pages of Prospectus..................Inside front cover page of Prospectus;
                                        Outside back cover page of Prospectus

3. Summary Information, Risk Factors and
   Ratio of Earnings to Fixed Charges...Risk Factors; otherwise Not
                                        Applicable

4. Use of Proceeds......................Use of Proceeds

5. Determination of Offering Price......Not Applicable

6. Dilution.............................Not Applicable

7. Selling Security Holders.............Inside Front Cover;
                                        Selling Securityholders

8. Plan of Distribution.................Selling Securityholder Offering; Plan of
                                        Distribution

9. Description of Securities to be
    Registered..........................Description of Securities

10. Interests of Named Experts
    and Counsel.........................Experts

11. Material Changes....................NONE

12. Incorporation of Certain Information by
      Reference.........................Documents Incorporated by Reference

13. Disclosure of Commission Position on
      Indemnification for Securities Act
         Liabilities....................Commission Position on Indemnification

                                   PROSPECTUS
                               SYNERGY BRANDS INC.

                        475,000 Shares of Common Stock
                       Offered by Selling Securityholders

The securityholder named on pages and of this Prospectus (the "Selling Securityholders") of Synergy Brands Inc. ("Synergy") will offer pursuant to this Prospectus an aggregate of 475,000 shares (the "Registered Stock") of Synergy's Common Stock, $.001 par value (the "Common Stock"), consisting of (1) an aggregate of up to 166,667 shares of the Common Stock that could be issued by Synergy upon conversion of a Convertible Term Note due January 25, 2008 and an aggregate of up to an additional (2) 166,667 shares of the Common Stock that could be issued by Synergy upon conversion of a Convertible Term Note due June 2, 2008 (together referred to herein as the "Notes") (including additionally a certain number of shares of Common Stock that may be paid as interest and/or fees on such Notes); and (3) up to 66,666 shares of the Company's Common Stock that could be issued upon exercise of two Common Stock purchase warrants expiring January 25, 2012 and June 21, 2012 respectfully (together the "Investor Warrants")issued to certain of the Selling Shareholders; and (4) up to 75,000 shares of the Common Stock that could be issued by Synergy upon conversion of a previously issued Convertible Term Note due April 2, 2007 which have been made available because of a lowering of the conversation rate on such Note which prior Note and the amendment thereto were made the subject of a previously filed S-3 registration statement for the Company filed with the Securities and Exchange Commission on May 19, 2004 and supplements thereto filed on February 18, 2005 and June 29, 2005. Copies of such Notes and Warrants and the referenced Amendment Agreement are included as exhibits to the registration statement of which this prospectus is a part.

See "Selling Securityholders" and "Plan of Distribution" Synergy will not receive any of the proceeds from the sales of the Registered Stock by the
Selling Securityholders, but will receive an aggregate of $233,331 if the Warrants are exercised. Pursuant to agreements between Synergy and the Selling Securityholders, Synergy has agreed to pay all of the expenses of registering the shares of the Common Stock offered hereby, which expenses are estimated to be $34,185.47. The Selling Securityholders will, however, pay the other costs related to the sale of their securities, including discounts, commissions and transfer fees, if any. Synergy has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

The Selling Securityholders may offer all shares of the Registered Stock in transactions in the over-the-counter market at market prices obtainable at the time of sale, or in privately-negotiated transactions at prices determined by negotiation. The Selling Securityholders may effect such transactions by selling the shares of the Registered Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholders and/or the purchasers of the shares for whom such broker-dealer may act as agent or to whom they sell as principal, or both. See "Selling Securityholders" and "Plan of Distribution." If any broker-dealers are used by the Selling Securityholders, any commissions paid to such broker-dealers and, if broker-dealers purchase any shares as principals, any profits received by such broker-dealers on the resales of the shares, may be deemed to be underwriting discounts or commissions under the Securities Act.

The Common Stock is traded on the Nasdaq Small Cap Market under the symbol SYBR. On June 24, 2005, the closing sales price of the Common Stock was $2.10 per share as reported on the Nasdaq Small Cap System.

The shares of the Registered Stock being offered by this Prospectus are speculative in that they involve certain risks. See "Risks Factors" commencing on page hereof for a discussion of matters which should be considered by purchasers of these shares.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



The date of this Prospectus is October  , 2005

                             ADDITIONAL INFORMATION

Synergy is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance with the Exchange Act, files reports, proxy and information statements and other information with the Commission. Reports, proxy and information statements and other information concerning Synergy can be inspected and copied (at prescribed rates) at the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the regional offices of the Commission at 233 Broadway, New York, New York 10279. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants like Synergy that file electronically with the Commission at the following Web site address: http://www.sec.gov. In addition, the Common Stock is traded in the over-the-counter market on the Nasdaq System, and reports, proxy and information statements and other information concerning Synergy can be inspected and copied at the office of the National Association of Securities Dealers, Inc. (the "NASD"), Nasdaq Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

Synergy has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3, File No. 0-19409 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities
Act"), with respect to the shares of the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to Synergy and this offering of shares of the Common Stock, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus regarding the contents of any agreement or other document filed as an exhibit to the Registration Statement are not necessarily complete and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each statement being qualified in all respects by such reference. The Registration Statement, including exhibits and schedules thereto and all documents incorporated by reference in such Registration Statement, may be inspected at the Public Reference Room maintained by the Commission at 450 Fifth Street, N.W. Washington, DC 20549, and copies of all or any part thereof may be obtained from such office upon payment of the prescribed fees. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Synergy's SEC filings are also available to the public from the SEC's website at www.sec.gov.

                       DOCUMENTS INCORPORATED BY REFERENCE

The  following   documents   filed  by  the  Company  with  the  Commission  are
incorporated by reference into this prospectus:

     (1) Synergy's Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

     (2) Synergy's Amended Annual Report on Form 10K/A for the fiscal year ended December 31, 2004 filed April 18, 2005.

     (3) Synergy's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005

     (4) Synergy's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005

     (5) Synergy's definitive proxy statement dated April 30, 2005 for the 2004 Annual Meeting of Stockholders; and

     (5) Synergy's Registration Statement on Form 8-A, File No. 0-19409, dated July 11, 1991 including any amendments (including reference and description therein of the Company's common stock).

All reports and definitive proxy or information statements subsequently filed by Synergy pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial registration statement, including those subsequent to the date of this Prospectus and prior to effectiveness of the registration statement and through the termination of the offering of the shares of the Common Stock made the subject shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


Synergy will provide without charge to each person to whom a copy of this Prospectus has been delivered on the written request of any such person, a copy of any or all of the documents described above which have been incorporated by reference in this Prospectus. A reasonable fee for duplicating and mailing will be charged for a copy of any exhibit if such exhibit is requested. Written requests for copies of such documents should be addressed to Mitchell Gerstein, Vice President, Synergy Brands Inc. 1175 Walt Whitman Road, Melville, NY 11747 or at (516) 714-8200.


This is only a summary and may not contain all of the information that you should consider before investing in the Company's Common Stock. Prospective investors should read the entire prospectus carefully, including the "Risk
Factors" section included elsewhere in this prospectus. In this prospectus, "we," "us," "our," the "Company," and the "registrant" refer to Synergy Brands Inc. its predecessors, and its consolidated subsidiaries.

                             OVERVIEW OF THE COMPANY

                                    OVERVIEW

Synergy Brands Inc. (SYBR or the Company) is a holding company that operates in the wholesale distribution of Groceries and Health and Beauty Aid (HBA) products as well as wholesale and on-line distribution of premium cigars and salon products. It principally focuses on the sale of nationally known brand name consumer products manufactured by major U.S. manufacturers. The consumer products are concentrated within the Grocery and Health & Beauty Aids (HBA) industries as well as the premium cigar business. The Company uses logistics web based programs to optimize its distribution costs on both wholesale and retail levels. The company distributes and sells these products through wholly owned subsidiaries in two distinct manners, wholesale and on-line.

The Company also owns 21.5% of the outstanding common stock of Interline Travel and Tours, Inc. ("ITT") (AKA: PERX.com). PERX provides cruise and resort hotel packages through a proprietary reservation system to airline employees and their retirees. PERX is believed to be the largest Company in this sector of the travel industry. Information on PERX can be found at www.perx.com. The Company believes that its capital investment in this unique travel company could provide for material future capital appreciation. Synergy Brands does not manage PERX's day-to-day operations. The Company conservatively values its interest in ITT at approximately $7.2 million based on present ownership interest applied to such Company's gross travel bookings.

For further information please visit our corporate website at www.sybr.com.

BUSINESS-TO-BUSINESS (B2B): THE COMPANY OPERATES TWO BUSINESSES WITHIN THE B2B SECTOR. B2B IS DEFINED AS SALES TO NON-RETAIL CUSTOMERS.

PHS Group distributes Grocery and HBA products to retailers and wholesalers predominately located in the Northeastern United States. PHS is the largest subsidiary of the Company and represents about 89% of the overall company sales. PHS's core sales base remains the distribution of nationally branded consumer products in the grocery and health and beauty (HBA) sectors. PHS has positioned itself as a distributor for major manufacturers as opposed to a full line wholesaler. A full line wholesaler has the responsibility of servicing the entire needs of a retail operation, whereas a distributor caters to specific merchandising categories. As a result, PHS is able to plan the needs of its customers directly from the source of supply and in turn increase sales to its customers through this unique focus. PHS concentrates on the fastest moving promotional items such as: Tide, Bounty, Nyquil, Pantene, Clorox bleach, Scott tissues, Marcal tissues among many others, and uses promotions, logistics and distribution savings to streamline and reduce its sale prices. The second business segment within the Company's B2B sector is Proset Hair Systems
(Proset). Proset distributes salon hair care products to wholesalers, and distributors in the Northeastern part of the United States.

BUSINESS TO CONSUMER (B2C): THE COMPANY OPERATES THREE BUSINESSES WITHIN THE B2C SECTOR. B2C IS DEFINED AS SALES TO RETAIL CUSTOMERS.

The Company's B2C activities are conducted through its wholly owned subsidiary Gran Reserve Corporation (GRC). GRC operates the following businesses

         o Cigars Around the World is a recently acquired company that sells premium cigars to restaurants, hotels, casinos, country clubs and many other leisure related destinations. This company was acquired in June, 2003.

         o CigarGold.com and NetCigar.com sells premium cigars through the Internet directly to the consumer.

         o BeautyBuys.com sells salon hair care products directly to the consumer via the internet.


THE COMPANY'S CORPORATE OFFICES ARE LOCATED AT 1175 WALT WHITMAN ROAD MELVILLE NEW YORK 11747, AND ITS TELEPHONE NUMBER IS (516) 714-8200. THE COMPANY MAINTAINS A CORPORATE WEBSITE AT WWW.SYBR.COM. The Company is a reporting Company as defined in Regulation 12B of the Securities Exchange Act of 1934 and files electronically with the SEC the Company's quarterly 10Q and Year-end 10-K reports and interim Form 8K reports. The general public may read and copy any materials the Company has filed with the SEC at the SEC Public Reference Room at 450 Fifth Street NW, Washington DC. The general public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC which website can be accessed at www.sec.gov. Filed reports by the Company may be viewed at the SEC Edgar filing website to which the Company's homepage website is directly linked.

                                    OFFERING

Synergy is not offering any securities pursuant to this offering. As indicated on the Cover Page, the Selling Securityholders are offering an aggregate of 475,000 shares of the Common Stock to be offered following conversion of the Convertible Term Note and exercise of the Investor Warrants (including a certain number of shares of common stock that may be paid as interest on the Note). See also "Selling Securityholders" and "Plan of Distribution" supra.

                                  RISK FACTORS

The shares of the Common Stock offered by this Prospectus are speculative, involve a high degree of risk and should not be purchased by anyone unable to afford a loss of his, her or its entire investment. In analyzing this offering prospective investors should review carefully the investment risk considerations set forth below.

             FORWARD LOOKING INFORMATION AND CAUTIONARY STATEMENTS

Other than the factual matters set forth herein, the matters and items set forth in this report are forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in the forward-looking statements. These statements relate to future events or the Company's future financial performance and include, but are not limited to, statements concerning:

         The anticipated benefits and risks of the Company's key strategic partnerships, business relationships and acquisitions;

         The Company's ability to attract and retain customers;

         The anticipated benefits and risks associated with the Company's business strategy, including those relating to its distribution and fulfillment strategy and its current and future product and service offerings;

         The Company's future operating results and the future value of its common stock;

         The anticipated size or trends of the market segments in which the Company competes and the anticipated competition in those markets;

         Potential government regulation; and

         The Company's future capital requirements and its ability to satisfy its capital needs.

     Furthermore, in some cases, you can identify forward-looking statements by terminology such as may, will, could, should, expect, plan, intend, anticipate, believe, estimate, predict, potential or continue, the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Factors that could cause such differences include, but are not limited to, those identified herein and other risks included from time to time in the Company's other Securities and Exchange Commission ("SEC") reports and press releases, copies of which are available from the Company upon request.

     Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Moreover the Company assumes no responsibility for the accuracy and completeness of the forward-looking statements to conform such statements to actual results or to changes in its expectations.

     In addition to the other information in this Registration Statement, the following risk factors should be carefully considered in evaluating the Company business because these factors may have a significant impact on the Company's business, operating results and financial condition. As a result of the risk factors discussed below and elsewhere in this Registration Statement and the risks discussed in the Company's other SEC filings, actual results could differ materially from those projected in any forward-looking statements.

     1. THE COMPANY HAS INCURRED OPERATING LOSSES.

     The Company has a long history of operating losses. To date, a large portion of the Company's expenses have been financed through capital raising activities. Although the Company has narrowed its losses, it still continues to report operating deficits as opposed to profits. A large portion of the Company's historical losses are a direct result of fees and expenses paid for in stock and/or other working capital financing. Due to a pattern of historical losses, there is no assurance that further financing will not be needed for operating purposes.

     2. INTERNET

     The internet environment is still relatively new to business and is subject to inherent risks as in any new developing business including rapidly developing technology with which to attempt to keep pace and level of acceptance and level of consumer knowledge regarding its use.

     3. DEPENDENCE ON PUBLIC TRENDS.

     The Company's business is subject to the effects of changing customer preferences and the economy, both of which are difficult to predict and over which the Company has no control. A change in either consumer preferences or a down-turn in the economy may affect the Company's business prospects.

     4. POTENTIAL PRODUCT LIABILITY.

     As a participant in the distribution chain between the manufacturer and consumer, the Company would likely be named as a defendant in any product liability action brought by a consumer. To date, no claims have been asserted against the Company for product liability; there can be no assurance, however, that such claims will not arise in the future. Currently, the Company does carry product liability insurance. In the event that any products liability claim is not fully funded by insurance, and if the Company is unable to recover damages from the manufacturer or supplier of the product that caused such injury, the Company may be required to pay some or all of such claim from its own funds. Any such payment could have a material adverse impact on the Company.

     5. RELIANCE ON COMMON CARRIERS.

     Although the Company has in the last few years leased a fleet of trucks operated by the Company to make deliveries, the Company is still dependent, for shipping of product purchases, on common carriers in the trucking industry. Although the Company uses several hundred common carriers, the trucking industry is subject to strikes from time to time, which could have material adverse effect on the Company's operations if alternative modes of shipping are not then available. Additionally the trucking industry is susceptible to various natural disasters which can close transportation lanes in any given region of the country. To the extent common carriers are prevented from or delayed in utilizing local transportation lanes, the Company will likely incur higher freight costs due to the limited availability of trucks during any such period that transportation lanes are restricted.

     6. COMPETITION.

     The Company is subject to competition in all of its various product sale businesses. While these industries may be highly fragmented, with no one distributor dominating the industry, the Company is subject to competitive pressures from other distributors based on price and service and product quality and origin.

     7. LITIGATION

     The Company is subject to legal proceedings and claims which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these actions should not materially affect the financial position, results of operations or cash flows of the Company, but there can be no assurance as to this.

     8. POSSIBLE LOSS OF NASDAQ SMALL CAP LISTING.

Synergy's qualification for trading on the NASDAQ Small Cap system has in the past been questioned, the focus being on the market quotes for the Company's stock, the current bid price having for a time been reduced below the minimum NASDAQ standard of $1 and having been below such level for an appreciable period of time, as well as the Company also being notified in the past that stockholders' equity has fallen below minimum NASDAQ continued listing standard of $2,500,000. NASDAQ has established, and the Commission has approved, certain maintenance requirements which the Company must adhere to remain listed, including the requirement that a stock listed in such market have a bid price greater than or equal to $1.00 and the listed Company maintain stockholders equity above $2,500,000. The bid price per share for the Common Stock of Synergy has been below $1.00 in the past and the Common Stock has remained on the NASDAQ Small Cap System because Synergy has complied with alternative criteria which are now eliminated under the new rules. If the bid price dips below $1.00 per share, and is not brought above such level for a sustained period of time or the Company fails to maintain stockholders' equity at a level of at least $2,500,000 the Common Stock could be delisted from the NASDAQ Small Cap System and thereafter trading would be reported in the NASDAQ's OTC Bulletin Board or in the "pink sheets." (see Item 5-"Market For The Registrant's Common Stock and Related Stockholder Matters" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for a more in depth discussion of the Company's current NASDAQ listing status)In the event of delisting from the NASDAQ Small Cap System, the Common Stock would become subject to the rules adopted by the Commission regulating broker-dealer practices in connection with transactions in "penny stocks", including what the Company believes to be stringent disclosure rules very different from NASDAQ trading practice procedures. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock  rules.  If the Common  Stock  became  subject to the
penny  stock  rules,  many   broker-dealers   may  be  unwilling  to  engage  in
transactions in the Company's securities because of the added disclosure requirements, thereby making it more difficult for purchasers of the Common Stock to dispose of their shares. The Company's common stock has historically remained at NASDAQ trading levels above $1 except for limited periods of time and the Company has achieved and is confident of maintaining a level of Stockholders' equity above $2,500,000. Historical stability combined with the Company's increasing business share in the market and its continuing establishment as a viable force in the industries wherein it participates gives the Company confidence that its susceptibility to market deficiencies is in a much lessened state then in years past and that it can continue to achieve and maintain NASDAQ listing compliance, but of this there can be no assurance.

     9. RISKS OF BUSINESS DEVELOPMENT.

     Because still the lines of product and product distribution established for the Company are relatively new and different from its historical non-internet product distribution business, the Company's operations in these areas should continue to be considered subject to all of the risks inherent in a new business enterprise, including the absence of an appreciable operating history and the expense of new product development and uncertainties on demand and logistics of delivery and other satisfaction of customer demands. Various problems, expenses, complications and delays may be encountered in connection with the development of the Company's new products and methods of product distribution. These expenses must either be paid out of the proceeds of future offerings or out of generated revenues and Company profits and will likely be a drain on Company capital if revenue and revenue collection does not keep pace with Company expenses. There can be no assurance as to the continued availability of funds from any of these sources.

     10. RAPIDLY CHANGING MARKET MAY IMPACT OPERATIONS.

     The market for the Company's products is rapidly changing with evolving industry standards and frequent new product introductions. The Company's future success will depend in part upon its continued ability to enhance its existing products and to introduce new products and features to meet changing customer requirements and emerging industry standards and to continue to have access to such products from their sources on a pricing schedule conducive to the Company operating at a profit. The Company will have to develop and implement an appropriate marketing strategy for each of its products. There can be no assurance that the Company will successfully complete the development of future products or that the Company's current or future products will achieve market acceptance levels and be made available for sale by the Company conducive to the Company's fiscal needs. Any delay or failure of these products to achieve market acceptance or limits on their availability for sale by the Company would adversely affect the Company's business. In addition, there can be no assurance that the products or technologies developed by others will not render the Company's products or technologies non-competitive or obsolete.

     Management believes actions taken and presently being taken to meet and enhance the Company's operating and financial requirements should assure and provide the opportunity for the Company to continue as a going concern. However, Management cannot predict the outcome of future operations and no adjustments have been made to offset the outcome of this uncertainty.

     11.EXTENSIVE  AND INCREASING  REGULATION OF TOBACCO PRODUCTS AND LITIGATION
        MAY IMPACT CIGAR INDUSTRY.

     The tobacco industry in general has been subject to extensive regulation at the federal, state and local levels. Recent trends have increased regulation of the tobacco industry. Although regulation initially focused on cigarette manufacturers, it has begun to have a broader impact on the industry as a whole and may focus more directly on cigars in the future. The increase in popularity of cigars may likely lead to an increase in regulation of cigars. A variety of bills relating to tobacco issues have been introduced in the U.S. Congress, including bills that would (i) prohibit the advertising and promotion of all tobacco products or restrict or eliminate the deductibility of such advertising expense, (ii) increase labeling requirements on tobacco products to include, among others things, addiction warnings and lists of additives and toxins, (iii) shift control of tobacco products and advertisements from the Federal Trade Commission (the "FTC") to the Food and Drug Administration (the "FDA"), (iv) increase tobacco excise taxes and (v) require tobacco companies to pay for health care costs incurred by the federal government in connection with tobacco related diseases. There has also been recent cooperation between federal and State authorities to curtail internet sales of tobacco products because of tax issues as well as underage purchase questions. Future enactment of such proposals or similar bills may have an adverse effect on the results of operations or financial condition of the Company. Although, except for warning labeling and smoke free facilities, current legislation and regulation focuses on cigarette smoking and sales, there is no assurance that the scope of legislation will not be expanded in the future to encompass cigars as well.

     A majority of states restrict or prohibit smoking in certain public places and restrict the sale of tobacco products to minors. Local legislative and regulatory bodies also have increasingly moved to curtail smoking by prohibiting smoking in certain buildings or areas or by designating "smoking" areas. These restrictions generally do not distinguish between cigarettes and cigars. These restrictions and future restrictions of a similar nature have and likely will continue to have an adverse effect on the Company's sales or operations because of resulting difficulty placed upon advertising and sale of tobacco products, such as restrictions and in many cases prohibition of counter access to or display of premium handmade cigars, and/or decisions by retailers not to advertise for sale and in many cases to sell tobacco products because of public pressure to stop the selling of tobacco products. Numerous proposals also have been and are being considered at the state and local levels, in addition to federal regulations, to restrict smoking in certain public areas, regulating point of sale placement and promotions of tobacco products and requiring warning labels.

     Increased cigar consumption and the publicity such increase has received may increase the risk of additional regulation. The Company cannot predict the ultimate content, timing or effect of any additional regulation of tobacco products by any federal, state, local or regulatory body, and there can be no assurance that any such legislation or regulation would not have a material adverse effect on the Company's business.

     In addition numerous tobacco litigation has been commenced and may in the future be instituted, all of which may adversely affect(albeit focusing primarily on cigarette smoking) cigar consumption and sale and may pressure applicable government entities to institute further and stricter legislation to restrict and possibly prohibit cigar sale and consumption, any and all of which may have an adverse affect on Company business (see "Government Regulation - Tobacco Industry Regulation and Tobacco Industry Litigation" supra).

     12. NO DIVIDENDS LIKELY.

     No dividends have been paid on the Common Stock since inception, nor, by reason of its current financial status and its contemplated financial requirements, does Synergy contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

     13. POTENTIAL LIABILITY FOR CONTENT ON THE COMPANY'S WEB SITE.

     Because the Company posts product information and other content on its Web sites, the Company faces potential liability for negligence, copyright, patent, trademark, defamation, indecency and other claims based on the nature and content of the materials that the Company posts. Such claims have been brought, and sometimes successfully pressed, against other Internet content distributors. In addition, the Company could be exposed to liability with respect to the unauthorized duplication of content or unauthorized use of other parties' proprietary technology or infiltration into the Company's system by unauthorized personnel.

     14. THE COMPANY'S NET SALES WOULD BE HARMED IF IT EXPERIENCES SIGNIFICANT CREDIT CARD FRAUD.

     A failure to adequately control fraudulent credit card transactions would harm the Company's net sales and results of operations because it does not carry insurance against such risk. Under current credit card practices, the Company may be held liable for fraudulent credit card transactions where it does not obtain a cardholder's signature, a frequent practice in internet sales.

     15. THE COMPANY DEPENDS ON CONTINUED USE OF THE INTERNET AND GROWTH OF THE ONLINE PRODUCT PURCHASE MARKET.

     The Company's future revenues and profits, if any, substantially depend upon the widespread acceptance and use of the internet as an effective medium of business and communication by the Company's target customers. Rapid growth in the use of and interest in the Internet has occurred only recently. As a result, acceptance and use may not continue to develop at historical rates, and a sufficiently broad base of consumers may not adopt, and continue to use, the Internet and other online services as a medium of commerce.

     In addition, the Internet may not be accepted as a viable long-term commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements and/or potential customer continued preferences for more traditional see and touch purchasing. The Company's success will depend, in large part, upon third parties maintaining the Internet infrastructure to provide a reliable network backbone with the speed, data capacity, security and hardware necessary for reliable Internet access and services and hopeful continued shifting of potential customers shopping preferences to the internet.

     16. IF THE COMPANY DOES NOT RESPOND TO RAPID TECHNOLOGY CHANGES, ITS SERVICES COULD BECOME OBSOLETE AND ITS BUSINESS WOULD BE SERIOUSLY HARMED.

     As the Internet and online commerce industry evolve, the Company must license leading technologies useful in its business, enhance its existing services, develop new services and technology that address the increasingly sophisticated and varied needs of its prospective customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. The Company may not be able to successfully implement new technologies or adapt its proprietary technology and transaction processing systems to customer requirements or emerging industry standards. If the Company is unable to do so, it could adversely impact its ability to build on its varied businesses and attract and retain customers.

     17. POTENTIAL FUTURE SALES OF COMPANY STOCK.

     The majority of the shares of common stock of the Company outstanding are "restricted securities" as that term is defined in Rule 144 promulgated under the Securities Act of 1933. In general under Rule 144 a person (or persons whose shares are aggregated) who has satisfied a one year holding period may, under certain circumstances, sell within any three month period a number of shares which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares by a person who is not an affiliate of the Company and who has satisfied a two year holding period without, any quantity limitation. The majority of holders of the shares of the outstanding common stock of the Company deemed "restricted securities" have already satisfied at least their one year holding period or will do so with the next fiscal year, and such stock is either presently or within the next fiscal year will become eligible for sale in the public market (subject to volume limitations of Rule 144 when applicable). The Company is unable to predict the effect that sales of its common stock under Rule 144, or otherwise, may have on the then prevailing market price of the common stock. However, the Company believes that the sales of such stock under Rule 144 may have a depressive effect upon the market.

     18. THE COMPANY MAY NOT BE ABLE TO CONTINUE ATTRACTING NEW CUSTOMERS.

     The success of the Company's business model depends in large part on its continued ability to increase its number of customers. The market for its businesses may grow more slowly than anticipated because of or become saturated with competitors, many of which may offer lower prices or broader distribution. The Company is also highly dependant on internet sales which require interest of potential suppliers in the internet mode of product purchasing. Some potential suppliers may not want to join the Company's networks because they are concerned about the possibility of their products being listed together with their competitors' products thus limiting availability of product mix made available by the Company. If the Company cannot continue to bring new customers to its sites or maintain its existing customer base or attract listing of a mixture of product, the Company may be unable to offer the benefits of the network model at levels sufficient to attract and retain customers and sustain its business.

     19. BECAUSE THE COMPANY'S INDUSTRY IS HIGHLY COMPETITIVE AND HAS LOW BARRIERS TO ENTRY, THE COMPANY MAY NOT BE ABLE TO EFFECTIVELY COMPETE.

     The U.S. market for e-commerce services is extremely competitive. The Company expects competition to intensify as current competitors expand their product offerings and enter the e-commerce market, and new competitors enter the market.

     The principal competitive factors are the quality and breadth of services provided, potential for successful transaction activity and price. E-commerce markets are characterized by rapidly changing technologies and frequent new product and service introductions. The Company may fail to update or introduce new market pricing formats, selling techniques and/or other mechanics and administrative tools and formats for internet sales consistent with current technology on a timely basis or at all. If its fails to introduce new service offerings or to improve its existing service offerings in response to industry developments, or if its prices are not competitive, the Company could lose customers, which could lead to a loss of revenues.

     Because there are relatively low barriers to entry in the e-commerce market, competition from other established and emerging companies may develop in the future. Many of the Company's competitors may also have well-established relationships with the Company's existing and prospective customers. Increased competition is likely to result in fee reductions, reduced margins, longer sales cycles for the Company's services and a decrease or loss of its market share, any of which could harm its business, operating results or financial condition.

     Many of the Company's competitors have, and new potential competitors may have, more experience developing Internet-based software applications and integrated purchasing solutions, larger technical staffs, larger customer bases, more established distribution channels, greater brand recognition and greater financial, marketing and other resources than the Company has. In addition, competitors may be able to develop products and services that are superior to those of the Company or that achieve greater customer acceptance. There can be no assurance that the e-commerce solutions offered by the Company's competitors now or in the future will not be perceived as superior to those of the Company by either businesses or consumers.

     20. THE COMPANY'S BUSINESS MAY SUFFER IF IT IS NOT ABLE TO PROTECT IMPORTANT INTELLECTUAL PROPERTY.

     The Company's ability to compete effectively against other companies in its industry will depend, in part, on its ability to protect its proprietary technology and systems designs relating to its technologies. The Company does not know whether it has been or will be completely successful in doing so. Further, its competitors may independently develop or patent technologies that are substantially equivalent or superior to those of the Company.

     21. THE COMPANY MAY NOT BE ABLE TO MAINTAIN THE CONFIDENTIALITY OF ITS PROPRIETARY KNOWLEDGE.

     The Company relies, in part, on contractual provisions to protect its trade secrets and proprietary knowledge. These agreements may be breached, and the Company may not have adequate remedies for any breach. Its trade secrets may also be known without breach of such agreements or may be independently discovered by competitors. Its inability to maintain the proprietary nature of its technology could harm its business, results of operations and financial condition by adversely affecting its ability to compete.

     22. OTHERS MAY ASSERT THAT THE COMPANY'S TECHNOLOGY INFRINGES THEIR INTELLECTUAL PROPERTY RIGHTS.

     The Company believes that its technology does not infringe the proprietary rights of others. However, the e-commerce industry is characterized by the existence of a large number of patents and trademarks and frequent claims and litigation based on allegations of patent infringement and violation of other intellectual property rights. As the e-commerce market and the functionality of products in the industry continues to grow and overlap, the Company believes that the possibility of an intellectual property claim against it will increase. For example, the Company may inadvertently infringe an intellectual property right of which it is unaware, or there may be applications to protect intellectual property rights now pending of which it is unaware which it may be infringing when they are issued in the future, or the Company's service or systems may incorporate and/or utilize third party technologies that infringe the intellectual property rights of others. The Company has been and expects to continue to be subject to alleged infringement claims. The defense of any claims of infringement made against the Company by third parties, whether or not meritorious, could involve significant legal costs and require the Company's management to divert time and attention from its business operations. Either of these consequences of an infringement claim could have a material adverse effect on the Company's operating results. If the Company is unsuccessful in defending any claims of infringement, it may be forced to obtain licenses or to pay royalties to continue to use its technology. The Company may not be able to obtain any necessary licenses on commercially reasonable terms or at all. If the Company fails to obtain necessary licenses or other rights, or if these licenses are costly, its operating results may suffer either from reductions in revenues through the Company's inability to serve customers or from increases in costs to license third-party technologies.

     23. THE COMPANY'S BUSINESS MAY BE ADVERSELY AFFECTED IF IT IS UNABLE TO CONTINUE TO LICENSE SOFTWARE THAT IS NECESSARY FOR ITS SERVICE OFFERING.

     Through distributors, the Company licenses a variety of commercially available Internet technologies, which are used in its services and systems to perform key functions. As a result, the Company is to a certain extent dependent upon continuing to maintain these technologies. There can be no assurance that the Company would be able to replace the functionality provided by much of its purchased Internet technologies on commercially reasonable terms or at all. The absence of or any significant delay in the replacement of that functionality could have a material adverse effect on the Company's business, financial condition and results of operations.

     24. THE COMPANY'S SYSTEMS INFRASTRUCTURE MAY NOT KEEP PACE WITH THE DEMANDS OF ITS CUSTOMERS.

     Interruptions of service as a result of a high volume of traffic and/or transactions could diminish the attractiveness of the Company's services and its ability to attract and retain customers. There can be no assurance that the Company will be able to accurately project the rate or timing of increases, if any, in the use of its service, or that it will be able to expand and upgrade its systems and infrastructure to accommodate such increases in a timely manner. The Company currently maintains systems in the U.S. Any failure to expand or upgrade its systems could have a material adverse effect on its results of operations and financial condition by reducing or interrupting revenue flow and by limiting its ability to attract new customers. Any such failure could also have a material adverse effect on the business of its customers, which could damage the Company's reputation and expose it to a risk of loss or litigation and potential liability.

     25. A SYSTEM FAILURE COULD CAUSE DELAYS OR INTERRUPTIONS OF SERVICE TO THE COMPANY'S CUSTOMERS.

     Service offerings involving complex technology often contain errors or performance problems. Many serious defects are frequently found during the period immediately following introduction and initial implementation of new services or enhancements to existing services. Although the Company attempts to resolve all errors that it believes would be considered serious by its customers before implementation, its systems are not error-free. Errors or performance problems could result in lost revenues or cancellation of customer agreements and may expose the Company to litigation and potential liability. In the past, the Company has discovered errors in software used in the Company after its incorporation into Company sites. The Company cannot assure that undetected errors or performance problems in its existing or future services will not be discovered or that known errors considered minor by it will not be considered serious by its customers. The Company has experienced periodic minor system interruptions, which may continue to occur from time to time.

     26. THE FUNCTIONING OF THE COMPANY'S SYSTEMS OR THE SYSTEMS OF THIRD PARTIES ON WHICH IT RELIES COULD BE DISRUPTED BY FACTORS OUTSIDE THE COMPANY'S CONTROL.

     The Company's success depends on the efficient and uninterrupted operation of its computer and communications hardware systems. These systems are vulnerable to damage or interruption from natural disasters, fires, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. Despite any precautions the Company takes or plans to take, the occurrence of a natural disaster or other unanticipated problems could result in interruptions in its services. In addition, if any hosting service fails to provide the data communications capacity the Company requires, as a result of human error, natural disaster or other operational disruption, interruptions in the Company's services could result. Any damage to or failure of its systems could result in reductions in, or terminations of, its services, which could have a material adverse effect on its business, results of operations and financial condition.

     27. THE COMPANY MAY ACQUIRE OTHER BUSINESSES OR TECHNOLOGIES, WHICH COULD RESULT IN DILUTION TO ITS STOCKHOLDERS, OR OPERATIONAL OR INTEGRATION DIFFICULTIES WHICH COULD IMPAIR ITS FINANCIAL PERFORMANCE.

     If appropriate opportunities present themselves, the Company may acquire complementary or strategic businesses, technologies, services or products that it believes will be useful in the growth of its business. The Company does not currently have any commitments or agreements with respect to any new acquisitions. They may not be able to identify, negotiate or finance any future acquisition successfully. Even if the Company does succeed in acquiring a business, technology, service or product, the process of integration may produce unforeseen operating difficulties and expenditures and may require significant attention from the Company's management that would otherwise be available for the ongoing development of its business. Moreover the anticipated benefits of any acquisition may not be realized or may depend on the continued service of acquired personnel who could choose to leave. If the Company makes future acquisitions, it may issue shares of stock that dilute other stockholders, incur debt, assume contingent liabilities or create additional expenses related to amortizing intangible assets, any of which might harm its financial results and cause its stock price to decline. Any financing that it might need for future acquisitions may only be available to it on terms that restrict its business or that impose on it costs that reduce its revenue.

     28. THE COMPANY'S SUCCESS DEPENDS ON THE CONTINUED GROWTH OF THE INTERNET AND ONLINE COMMERCE.

     The Company's future revenues and profits depend to a large extent upon the widespread acceptance and use of the Internet and other online services as a medium for commerce by merchants and consumers. The use of the Internet and e-commerce may not continue to develop at past rates and a sufficiently broad base of business and individual customers may not adopt or continue to use the Internet as a medium of commerce. The market for the sale of goods and services over the Internet is a relatively new and emerging market. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty. Growth in the Company's customer base depends on obtaining businesses and consumers who have historically used traditional means of commerce to purchase goods. For the Company to be successful, these market participants must accept and use novel ways of conducting business and exchanging information.

     E-commerce may not prove to be a viable medium for purchasing for the following reasons, any of which could seriously harm the Company's business:

         - the necessary infrastructure for Internet communications may not develop adequately;

         - the Company's potential customers, buyers and suppliers may have security and confidentiality concerns;

         - complementary products, such as high-speed modems and high-speed communication lines, may not be developed or be adequately available;

         - alternative-purchasing solutions may be implemented;

         - buyers may dislike the reduction in the human contact inherent in traditional purchasing methods;

         - use of the Internet and other online services may not continue to increase or may increase more slowly than expected;

         - the development or adoption of new technology standards and protocols may be delayed or may not occur; and

         - new and burdensome governmental regulations may be imposed.

     29. THE COMPANY'S SUCCESS DEPENDS ON THE CONTINUED RELIABILITY OF THE INTERNET.

     The Internet continues to experience significant growth in the number of users, frequency of use and bandwidth requirements. There can be no assurance that the infrastructure of the Internet and other online services will be able to support the demands placed upon them. Furthermore, the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and could face such outages and delays in the future. These outages and delays could adversely affect the level of Internet usage and also the level of traffic and the processing of transactions. In addition, the Internet or other online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet or other online service activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services or other Internet service providers to support the Internet or other online services also could result in slower response times and adversely affect usage of the Internet and other online services generally and the Company's service in particular. If use of the Internet and other online services does not continue to grow or grows more slowly than expected, if the infrastructure of the Internet and other online services does not effectively support growth that may occur, or if the Internet and other online services do not become a viable commercial marketplace, the Company will have to adapt its business model to the new environment, which would materially adversely affect its results of operations and financial condition.

     30. GOVERNMENT REGULATION OF THE INTERNET MAY IMPEDE THE COMPANY'S GROWTH OR ADD TO ITS OPERATING COSTS.

     Like many Internet-based businesses, the Company operates in an environment of tremendous uncertainty as to potential government regulation. The Internet has rapidly emerged as a commerce medium, and governmental agencies have not yet been able to adapt all existing regulations to the Internet environment. Laws and regulations have been introduced or are under consideration and court decisions have been or may be reached in the U.S. and other countries in which the Company does business that affect the Internet or other online services, covering issues such as pricing, user privacy, freedom of expression, access charges, content and quality of products and services, advertising, intellectual property rights and information security. In addition, it is uncertain how existing laws governing issues such as taxation, property ownership, copyrights and other intellectual property issues, libel, obscenity and personal privacy will be applied to the Internet. The majority of these laws were adopted prior to the introduction of the Internet and, as a result, do not address the unique issues of the Internet. Recent laws that contemplate the Internet, such as the Digital Millennium Copyright Act in the U.S., have not yet been fully interpreted by the courts and their applicability is therefore uncertain. The Digital Millennium Copyright Act provides certain "safe harbors" that limits the risk of copyright infringement liability for service providers such as the Company with respect to infringing activities engaged in by users of the service.

     In the area of user privacy, several states have legislation and/or have proposed legislation that limits or would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission also has become increasingly involved in this area. The Company does not sell personal user information regarding its customers. The Company does use aggregated data for analysis regarding the Company network, and does use personal user information in the performance of its services for its customers. Since the Company does not control what its customers do with the personal user information they collect, there can be no assurance that its customers' sites will be considered compliant.

     As online commerce evolves, the Company expects that federal, state or foreign agencies will continue to adopt regulations covering issues such as pricing, content, user privacy, and quality of products and services. Any future regulation may have a negative impact on the Company's business by restricting its methods of operation or imposing additional costs. Although many of these regulations may not apply to its business directly, the Company anticipates that laws regulating the solicitation, collection or processing of personal information could indirectly affect its business.

     Internet regulation which has met with the most successful challenges is that which touches upon Free Speech. Title V of the Telecommunications Act of 1996, known as the Communications Decency Act of 1996, prohibits the knowing transmission of any comment, request, suggestion, proposal, image or other communication that is obscene or pornographic to any recipient under the age of
18. The prohibitions scope and the liability associated with a violation are currently unsettled. In addition, although substantial portions of the Communications Decency Act of 1996 have been held to be unconstitutional, the Company cannot be certain that similar legislation will not be enacted and upheld in the future. Subsequent attempts at such legislation such as the Child Online Protection Act passed in 1998 have met with similar and successful constitutional attack. It is possible that such legislation could expose companies involved in online commerce to liability, which could limit the growth of online commerce generally. Legislation like the Communications Decency Act and Child Online Protection Act could reduce the growth in Internet usage and decrease its acceptance as a communications and commerce medium.

     The worldwide availability of Internet web sites often results in sales of goods to buyers outside the jurisdiction in which the Company or its customers are located, and foreign jurisdictions may claim that the Company or its customers are required to comply with their laws. Foreign regulation of internet use has not met with the success of constitutional and other judicial scrutiny that US regulation has been limited by. As an Internet Company, it is also unclear which jurisdictions may find that the Company is conducting business therein. Its failure to qualify to do business in a jurisdiction that requires it to do so could subject the Company to fines or penalties and could result in its inability to enforce contracts in that jurisdiction.

     The Company is not aware of any recent related legislation other than that specifically referenced herein which may affect the manner in which the Company utilizes the internet in its business but there can be no assurance that future government regulation will not be enacted further restricting use of the internet that might adversely affect the Company's business.

     31. TAXES MAY BE IMPOSED ON INTERNET COMMERCE.

     In the U.S., the Company does not collect sales or other similar taxes on goods sold through the Company's internet websites. The Internet Tax Freedom Act of 1998, (extended through November 2003 and internet access tax prohibitions though November 1, 2007), prohibits the imposition of new or discriminatory taxes on electronic commerce by United States federal and state taxing authorities except for taxes caused by nexus of the Seller of the goods in the State. Sales to customers in such States may be taxable, but to date no such taxes have ever been collected by the Company. The Company is not aware of any further extensions of this legislation but understands that more permanent application of the aforesaid Internet Tax Freedom Act is currently being discussed in the federal legislature and further extension has been recommended by the Advisory Commission on Electronic Commerce established by US Congress to further review application of the statute. The status of the prohibition is uncertain and States have attempted to impose sales and use tax, often successfully mainly based upon the nexus of the retailer with the State imposing the tax on customers in that State. A number of proposals have been made at the State and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted and not in conflict with federal prohibitions, could substantially impair the growth of electronic commerce, and could adversely affect the Company's opportunity to derive financial benefit from such activities. There has been recent activity in attempts to enforce the federal Jenkins Act which historically allowed State taxation of sales of goods made through use of the United States mails and is currently being reviewed toward possibly allowing the States to tax internet sales. . In addition, non-U.S. countries may seek to impose service tax (such as value-added tax) collection obligations on companies that engage in or facilitate Internet commerce. A successful assertion by one or more states or any foreign country that the Company should collect sales or other taxes on the sale of merchandise could impair its revenues and its ability to acquire and retain customers.

     32. THERE MAY BE SIGNIFICANT SECURITY RISKS AND PRIVACY CONCERNS RELATING TO ONLINE COMMERCE.

     A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. A compromise or breach of the technology used to protect the Company's customers' and their end-users' transaction data could result from, among other things, advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments. Any such compromise could have a material adverse effect on the Company's reputation and, therefore, on its business, results of operations and financial condition. Furthermore, a party who is able to circumvent the Company's security measures could misappropriate proprietary information or cause interruptions in its operations. The Company may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and other online services and the privacy of users may also inhibit the growth of the Internet and other online services generally, especially as a means of conducting commercial transactions. The Company currently has practices and procedures in place to protect the confidentiality of its customers' and their end-users' information. However, its security procedures to protect against the risk of inadvertent disclosure or intentional breaches of security might fail to adequately protect information that it's obligated to keep confidential. The Company may not be successful in adopting more effective systems for maintaining confidential information, and its exposure to the risk of disclosure of the confidential information of others may grow with increases in the amount of information it possesses. To the extent that the Company activities involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage its reputation and expose it to a risk of loss or litigation and possible liability. The Company's insurance policies may not be adequate to reimburse it for losses caused by security breaches.

     33. IF THE COMPANY'S FULFILLMENT CENTERS ARE NOT EFFECTIVELY OPERATED THE COMPANY'S BUSINESS MAY BE ADVERSELY AFFECTED.

     If the Company does not successfully operate its fulfillment centers such could significantly limit the Company's ability to meet customer's demands, which would likely result in diminished revenues, adversely affecting the Company's business. Because it is difficult to predict sales increases the Company may not manage its facilities in an optimal way which may result in excess inventory, warehousing, fulfillment and distribution capacity having an adverse impact on working capital of the Company, or the lack of sufficiency in such areas causing delays in fulfillment of customer orders adversely affecting customer confidence and loyalty.

     34. THE COMPANY'S STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE.

     The stock market, and in particular the market for Internet-related stocks, has, from time to time, experienced extreme price and volume fluctuations. Many factors may cause the market price for the Company's common stock to decline, perhaps substantially, including:

         - failure to meet its development plans;

         - the demand for its common stock;

         - downward revision in securities analyst's estimates or changes in general market conditions;

         -   technological   innovations   by   competitors   or  in   competing
         technologies; and

         - investor perception of the Company's industry or its prospects.

     The Company's stock pricing has fluctuated significantly in the past and there is no assurance such trend may not continue in the future.

                                   FACILITIES

     The Company's corporate offices and administrative headquarters are located in Melville, New York.

     The Company maintains satellite and representative offices in New York, Pennsylvania, New Jersey, Maine, Illinois, Florida, and Ontario, Canada.

     Warehousing facilities utilized by the Company are located in New Jersey, New York and Florida. The Grocery inventory is warehoused in New York, Salon products are warehoused in New Jersey, and cigars are warehoused in Florida. The facilities operate under contractual warehousing agreements except in Florida and New York which facilities are leased. The Company also uses warehousing facilities on a spot contract basis as needed.

                                 USE OF PROCEEDS

     Synergy will not receive any proceeds from the sale of the Registered Stock being offered for resale on behalf of the Selling Securityholders. Synergy will, however, receive $233,331 if all of the Warrants are exercised, which proceeds will be added to working capital when and if received.

                             SELLING SECURITYHOLDERS

     The following table sets forth certain information regarding the Common Stock held by Selling Securityholders as of March 31, 2005 and to be owned after the offering pursuant to this Prospectus. To the best knowledge of Synergy, the Selling Securityholders have had no material relationship with Synergy within the past three years, other than as a result of ownership of securities of Synergy, except as expressly noted. The information in the table as to the Selling Securityholder has been furnished to Synergy by the Securityholders.


Name & address                         Number of Shares (3)                  Percentage (2)
                              --------------------------------         ---------------------
of Beneficial Owner           Before       Offered      After          Before    After
--------------------          ------       -------      -----          ------    -----

Laurus Master Fund, Ltd.(1)   164,572     475,000(3)    164,572(3)     4.99%     4.99% (3)
c/o M&C Corporate
Services Ltd
PO Box 309 GT
Ugland House
South Church Street
George Town
Grand Cayman, Cayman Islands




(1) Voting and investment control of securities held for investment by such firm is handled by Laurus Capital Management, LLC with its sole managing members being Eugene Grin and David Grin.

(2) The percentages computed in this column of the table are based upon 3,298,026 shares of the Common Stock outstanding on March 31, 2005 and effect being given, where appropriate, pursuant to Rule 13d-3(d)(1)(i) under the Exchange Act, to shares issuable upon the exercise of Common Stock purchase warrants and the conversion of the Convertible Term Note which are currently exercisable or convertible within 60 days of the filing of this registraiton statement. The Selling shareholder is under contractual restrictions as to conversion/exercise so as not to own thereafter or at any time based upon such conversion/exercise more than 4.99% of the then outstanding common stock of Synergy Brands Inc. which limitations may not apply under certian specified circumstances including 76 days prior to notice from the holder or an Event of Default as specified in the applicable agreements. There are also contractual limitations on total common stock to be issued in and as a result of the placements from which the stock herein registered derives unless with prior shareholder consent of Synergy Brands Inc. reference as made specifcally to "Article
     III Convertions Rights" in the Term Notes made exhibits to this Registration Statement) and the percentage figure should be viewed accordingly.

(3) The shares reported in the table reflect those with the probability of being issued upon the conversion of the Convertible Term Note and the exercise of the Investor Warrants, but the shares reported in this table do not reflect the number of shares of common stock that may be paid as interest on the Convertible Term Note. There is a limit set by those documents of an aggregate of no more than 4.99% of outstanding shares of the Company's Common Stock at the date of issuance to be owned by the Selling Shareholder.

                              PLAN OF DISTRIBUTION

                                    GENERAL

     The Selling Securityholders have advised Synergy that sales of the shares of the Registered Stock may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market at market prices prevailing at the time of sale or in negotiated transactions at negotiated prices. The Selling Securityholders may effect such transactions by selling shares of the Registered Stock directly to purchasers or through broker-dealers that may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the shares of Registered Stock for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).


     The Selling Securityholders and any broker-dealers that act in connection with the sale of the shares of the Registered Stock as principals may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the shares of the Registered Stock as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Shareholder itself, however, is not nor is it affiliated with a broker-dealer. Synergy has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities arising under the Securities Act. Synergy will not receive any proceeds from the sale of shares of the Registered Stock by the Selling
Securityholders.  Sales of the  shares of the  Registered  Stock by the  Selling
Securityholders, or even the potential of such sales, would likely have an adverse effect on the market price of the Common Stock.


     The shares of the Registered Stock are offered by the Selling Securityholders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. Synergy has agreed to pay all expenses incurred in connection with the registration of the shares offered by the Selling Securityholders; provided, however, that the Selling Securityholders shall be exclusively liable to pay any and all commissions, discounts and other payments to broker-dealers incurred in connection with their sale of the shares.

     Synergy, its officers, directors, affiliates and the Selling Securityholders are obligated to take such steps as may be necessary to ensure that the offer and sale by the Selling Securityholders of the shares of the Registered Stock offered by this Prospectus (the "Distribution") shall comply with the requirements of the federal securities laws, including Regulation M under the Securities Act and the Exchange Act.

     In general, Regulation M prohibits the Selling Securityholder or a broker-dealer acting for the Selling Securityholder from directly or indirectly bidding for, or purchasing any shares of the Common Stock or attempting to induce any person to bid for or to purchase shares of the Common Stock until after he, or it has completed his, or its participation in the Distribution. Rule 102 sets forth certain exceptions for the Selling Securityholders including exercising a Common Stock purchase warrant.

                          PRIVATE PLACEMENT ISSUANCE.

     As to the 475,000 shares of the Common Stock being offered pursuant to this Prospectus the Company is obligated to issue and have reserved for issuance these shares pending the conversion of the Convertible Term Notes and the exercise of the Investor Warrants made the subject of this registration statement and prospectus. The holders of the Convertible Notes and the Investor Warrants received these securities in connection with a private placement of such securities pursuant to Section 4(2) under the Securities and Exchange Act in January 2005 and June 2005 as reflected in and in accord with the provisions of that certain Securities Purchase Agreement dated January 25, 2005 and
Amendment dated as of June 21, 2005 to previously  entered  Securities  Purchase
Agreement dated April 2, 2004 and the January 25, 2005 Security Purchase Agreement by and between Synergy Brands Inc. and Laurus Master Fund Ltd., copies of which are included herewith as exhibits. The principal purpose of this financing was to assist Synergy in furthering its cash flow by increasing its access to available product for resale and to finance associated carrying charges and administrative expense. The Convertible Term Notes dated January 25, 2005 and June 21, 2005 are convertible at a conversion price of $3. The Convertible Term Notes bear interest at a variable annual rate of interest based on prime plus 3%, but no less than 8% and no higher than 12%, which amounts of interest are also convertible on the same basis as the principal amount of the Convertible Term Notes. The conversion rate on the previously issued Note dated April 2, 2004 has been reduced to $3.00.

     In connection with the private placement, Laurus Master Fund, Ltd. ("Laurus"), as the Holder of the Convertible Term Notes, received two Common Stock Purchase Warrants (the "Investor Warrants") expiring January 25, 2012 and June 21, 2012 to purchase a total of 66,666 shares at $3.50 per share, which are the Investor Warrants mentioned in the preceding paragraphs. Laurus is offering the 166,667 shares into which the Convertible Term Note dated January 25, 2005 may be converted and the 166, 667 shares into which the Convertible Term Note dated June 21, 2005 may be converted (with any increase thereof to cover accruing interest on such Note), the additional 75,000 shares into which the previous April 2, 2004 Note is made convertible by amendment (with any increase thereof to cover accruing interest on such Note), and the 66,666 shares underlying exercise of the Investor Warrant pursuant to this Prospectus as a Selling Securityholder.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed on for Synergy by Randall J. Perry, Esq., Rutherford, New Jersey.

                                     EXPERTS

     The consolidated financial statements of the Company as of December 31, 2004, and for the year then ended which were included in Synergy's Annual Report on Form 10-K for the year ended December 31, 2004, and incorporated herein by reference, have been audited by Holtz Rubenstein Reminick LLP, Independant Registered Public Accounting Firm, as stated in their report appearing therein. The consolidated balance sheet as of December 31, 2003 and the related statements of operations, cash flows and changes in stockholders' equity for the years ended December 31, 2003 and 2002 have been audited by Grant Thornton LLP, Independent Registered Public Accounting Firm, as stated in their report appearing therein. In each case, these financial statements have been so incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                     COMMISSION POSITION ON INDEMNIFICATION

     The by-laws of Synergy provide for the indemnification of officers and directors to the maximum extent allowable under Delaware law. Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors and officers or persons controlling Synergy pursuant to such provisions, Synergy has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Synergy of expenses incurred or paid by a director, officer or controlling person of Synergy in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Synergy will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                                            =======================
No  dealer,  salesperson  or  other  person  has  been
authorized  to give  any  information  or to make  any
representations   in  connection  with  this  offering      SYNERGY BRANDS INC.
other than those  contained in this Prospectus and, if
given or made,  such  information  or  representations      475,000 Shares Of Common Stock
must not be relied upon as having been  authorized  by      Offered By Selling Securityholders
the Company.  This  Prospectus  does not constitute an
offer  to sell or a  solicitation  of an  offer to buy
the  securities  offered  hereby to any  person in any
state or other  jurisdiction  in which  such  offer or
solicitation  would be unlawful.  Neither the delivery
of this Prospectus nor any sale made hereunder  shall,
under any  circumstances,  create any implication that
the information  contained herein is correct as of any
time subsequent to the date hereof.


                 __________________

                 TABLE OF CONTENTS

                                  Page

Additional Information.............6                             _______________
Documents  Incorporated
  By Reference.....................6                               PROSPECTUS
The Company........................8                             _______________
Risk Factors.......................9
Use of Proceeds....................21
Selling Stockholders...............21
Plan of Distribution...............22
Legal Matters......................23
Experts............................24
Commission Position on
   Indemnification.................24


                                                         =======================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Estimated expenses payable in connection with the sale of shares of the Common Stock, $.001 par value, of Synergy Brands Inc. (the "Registrant") offered hereby are as follows:

                                                                   Amount

Securities and Exchange Commission Registration Fee         $      302.64
Legal Fees and Expenses                                     $   15,000.00
Accounting Fees and Expenses                                $    8,000.00
Printing and Engraving Expenses                             $    1,000.00
Transfer Agent Fees and Expenses                            $    5,000.00
Miscellaneous                                               $    5,000.00
                                                            -------------

Total                                                       $   34,302.64


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) Section 145 of the General Corporation Law of the State of Delaware provides as follows:

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

     (b) As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors, executive officers and employees with respect to any action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of the Registrant, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; (ii) upon receipt of an undertaking to repay such advances if indemnification is determined to be unavailable, the Registrant may advance expenses as incurred, to its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law in connection with a proceeding (except if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or, in certain circumstances, by independent legal counsel in a written opinion that the facts known to the decision making party demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents; (iv) the Registrant may not retroactively amend the By-law provisions relating to indemnification; and (vi) to the fullest extent permitted by the Delaware General Corporation Law, a director or executive officer will be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

         (i) one or more officers or employees of the corporation whom the director or executive officer believed to be reliable and competent in the matters presented;

         (ii) counsel, independent accountants or other persons as to matters which the director or executive officer believed to be within such person's professional competence; and

         (iii) with respect to a director, a committee of the Board upon which such director does not serve, as to matters within such Committee's designated authority, which committee the director believes to merit confidence; so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

     The indemnification provisions contained in the By-Laws may be sufficiently broad to permit indemnification of the Registrant's executive officers and directors for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). For information as to a limitation on indemnification of directors, officers and controlling persons of the Registrant, see the last undertaking in Item 17 to this Registration Statement.

ITEM 16.  EXHIBITS.

Exhibit No.       Description of Exhibit
-----------       ----------------------

5                 Opinion of Randall J. Perry, Esq.

10.1 Securities Purchase Agreement dated January 25, 2005 between Laurus Master Funds Ltd. and Synergy Brands Inc.

10.2 Registration Rights Agreement dated January 25, 2005 between Laurus Master Funds Ltd. and Synergy Brands Inc.

10.3 Form of Common Stock Purchase Warrant dated January 25, 2005 between Laurus Master Funds Ltd. and Synergy Brands Inc.

10.4 Form of Common Stock Purchase Warrant dated June 21, 2005 between Laurus Master funds Ltd. and Synergy Brands Inc.

10.5 Form of Secured Convertible Term Note dated April 2, 2004 between Laurus Master Fund Ltd. And Synergy Brands Inc.

10.6 Form of Secured Convertible Term Note dated January 25, 2005 issued to Laurus Master Fund Ltd., by Synergy Brands Inc.

10.7 Form of Secured Convertible Term Note dated June 21, 2005 issued to Laurus Master Fund Ltd., by Synergy Brands Inc.

10.8              Amendment Agreement as of June 21, 2005

10.9 Securities Purchase Agreement dated June 21, 2005 between Laurus Master Funds Ltd. and Synergy Brands Inc.

10.10              Registration Rights Agreement dated June 21, 2005  between
                  Laurus Master funds Ltd. and Synergy Brands Inc.

23.1              Consent of Grant Thornton LLP

23.2              Consent of Holtz Rubenstein Reminick LLP

23.3              Consent of Randall J. Perry, Esq.  (included in Exhibit 5)

24.1 Power of Attorney (included on the signature page of this registration statement)

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (a) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

         (b) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (c) To include any material information with respect to the plan or distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Melville, State of New York, on August 30, 2005.


                                            SYNERGY BRANDS INC.


                                            By: /s/ Mair Faibish, CEO
                                            ------------------------------------
                                                    Mair Faibish, CEO

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Synergy Brands Inc., hereby severally and jointly constitute and appoint Mair Faibish and/or Mitchell Gerstein, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this Registration Statement, and generally do all things in our names and on our behalf in such capacities to enable Synergy Brands Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name and Signature                      Title(s)                                            Date
------------------                      --------                                            ----

/s/ Mair Faibish                                                                          8/30/05
----------------------------
Mair Faibish                            Chief Executive Officer ,
                                        and Chairman of the Board
                                        and Director

/s/ Mitchell Gerstein                                                                     8/30/05
----------------------------
Mitchell Gerstein                       Secretary, Chief Accounting Officer
                                        Chief Financial Officer


/s/ Joel Sebastian                       Director                                         8/30/05
---------------------------
Joel Sebastian


/s/ William Rancic                       Director                                         8/30/05
---------------------------
William Rancic

/s/ Lloyd Miller                         Director                                         8/30/05
---------------------------
Lloyd Miller


/s/ Randall J. Perry                                                                      8/31/05
----------------------------
Randall J. Perry                       Director


/s/ Frank A. Bellis Jr.                                                                   8/30/05
----------------------------
Frank A. Bellis Jr.                    Director
